UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CLIMB BIO, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CLIMBBIO

PROXY TABULATOR P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Proxy Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 4, 2025 For Stockholders of Record as of April 7, 2025

To request paper copies of the proxy materials, use one of the following methods.

Internet:
www.investorelections.com/CLYM

Call:
1-866-648-8133

Email:
paper@investorelections.com

* If requesting a copy of the proxy materials by email, please send a blank email with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your email requesting a copy of the proxy materials.

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Climb Bio, Inc.

Annual Meeting of Stockholders

Wednesday, June 4, 2025 9:00 AM, Eastern Time

Annual Meeting to be held exclusively via the Internet - please visit www.proxydocs.com/CLYM for more details.

You must register to attend the meeting online and/or participate at www.proxydocs.com/CLYM

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/CLYM

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet.

If you want to receive a paper or email copy of the proxy materials, you must request one on or before May 23, 2025. There is no charge to you for requesting a copy. Unless requested, you will not otherwise receive a paper or email copy.

SEE REVERSE FOR FULL AGENDA

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Climb Bio, Inc. Annual Meeting of StockholdersFOR EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2.PROPOSALThe election of two directors, each to serve for a three-year term expiring at the 2028 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified:Judith Dunn, Ph.D.Stephen Thomas, Ph.D.The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.Note: The transaction of any other business that may properly come before the 2025 annual meeting of stockholders or any adjournment or postponement thereof.